Exhibit 16.1

STEVENSON & COMPANY CPAS LLC	12421 N Florida Ave.
Suite.113
A PCAOB Registered Accounting Firm	Tampa, FL 33612

(813) 443-0619

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

May 18, 2016

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated May 18, 2016 of Magnegas Corporation, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

/s/ Stevenson & Company CPAS LLC Stevenson & Company CPAS LLC

Tampa, Florida

May 18, 2016

PCAOB Registered

AICPA Member